JOINT FILING AGREEMENT

      Each of the undersigned hereby agrees that the schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, on behalf of each of them.


Dated: November 29, 1999


                                       BOUNTY INVESTORS LLC
                                       By: West End Capital LLC, Manager

                                       By: /s/ Ethan Benovitz
                                           -------------------------------------
                                           Name:  Ethan Benovitz
                                           Title: Managing Director



                                       WEC ASSET MANAGEMENT LLC

                                       By: /s/ Ethan Benovitz
                                           -------------------------------------
                                           Name:  Ethan Benovitz
                                           Title: Managing Director